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                                  EXHIBIT 99.02

                          INDEPENDENT AUDITORS' REPORT

                  To the Shareholders and Board of Directors of
                    Innovex PLC and Innovex Holdings Limited

We have audited the combined income statement and statement of cash flows for the year ended March 31, 1996 which comprise a combination of Innovex PLC and Innovex Holdings Limited and its subsidiaries. These combined statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined statements based on our audits.

We conducted our audits in accordance with auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned combined statements present fairly, in all material respects, the results of the operations of the Innovex Companies and their cash flows for the year ended March 31, 1996 in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the year ended March 31, 1996, to the extent summarized in Note 27 to the combined financial statements.

                                                                    /s/ KPMG

Reading, England                                                        KPMG
July 24, 1996                                          Chartered Accountants
                                                         Registered Auditors